Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SLS BREEZE HOLDINGS, INC.

***********

Adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware

***********

The undersigned, being the duly elected President and Chief Executive Officer of SLS Breeze Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Corporation filed its Certificate of Incorporation with the Delaware Secretary of State on August 5, 2013 under the name SLS Breeze Holdings, Inc., which Certificate of Incorporation was amended and restated on September 3, 2013 (as amended and restated, the “Amended and Restated Certificate of Incorporation”).

2. The Board of Directors of the Corporation, pursuant to unanimous written consent, adopted the resolutions set forth below proposing the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation (the “Restatement”):

“RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended and restated in its entirety in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware as set forth on Exhibit A attached hereto and made a part hereof.”

3. The Restatement was duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

4. The Restatement was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware, by the stockholders of the Corporation.

* * * * *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalty of perjury that this Certificate of Amendment to Amended and Restated Certificate of Incorporation is the act and deed of the Corporation, and the facts stated herein are true, and accordingly has hereunto set his hand on this    day of August, 2014.

SLS BREEZE HOLDINGS, INC. a Delaware corporation

By:

Therese Tucker
President and Chief Executive Officer

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Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BLACKLINE, INC.

ARTICLE ONE

The name of the corporation is BlackLine, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is two-hundred and fifty million (250,000,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

The board of directors of the corporation shall initially consist of seven (7) members, as provided in the Stockholders Agreement of the corporation (the “Stockholders Agreement”), a copy of which is on file with the corporation. A quorum of the board and each committee thereof shall consist of three (3) directors, at least two (2) of whom are Investor S Directors (as defined in the Stockholders Agreement). Each Investor S Director shall be entitled to five (5) votes and each member of the board that is not an Investor S Director shall be entitled to one (1) vote for each matter that is voted on by the board or any committee thereof. An act of the board or any committee thereof shall require a majority of the votes present at a meeting at which a quorum is present.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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